Core Molding Technologies to Participate in the Inaugural EF Hutton Global Conference in NYC COLUMBUS, OH, May 4, 2023 – Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding”, “Core” or the “Company”), a leading engineered materials company specializing in molded structural products, principally in building products, industrial and utilities, medium and heavy-duty truck and powersports industries across the United States, Canada and Mexico today announced that David Duvall, President and CEO, and John Zimmer, EVP and CFO, will participate in the EF Hutton Global Conference in NYC on May 10, 2023. Investors interested in arranging a one-on-one meeting should contact your conference representative or the Company’s investor relations contacts listed below. About Core Molding Technologies, Inc. Core Molding Technologies is a leading engineered materials company specializing in molded structural products, principally in building products, utilities, transportation and powersports industries across North America and Mexico. The Company operates in one operating segment as a molder of thermoplastic and thermoset structural products. The Company’s operating segment consists of one reporting unit, Core Molding Technologies. The Company offers customers a wide range of manufacturing processes to fit various program volume and investment requirements. These processes include compression molding of sheet molding compound (“SMC”), resin transfer molding (“RTM”), liquid molding of dicyclopentadiene (“DCPD”), spray-up and hand-lay-up, direct long-fiber thermoplastics (“D-LFT”) and structural foam and structural web injection molding (“SIM”). Core Molding Technologies serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction, and other commercial products. The demand for Core Molding Technologies’ products is affected by economic conditions in the United States, Mexico, and Canada. Core Molding Technologies’ operations may change proportionately more than revenues from operations. For more information, please reference the Company’s website at coremt.com. Company Contact: Core Molding Technologies, Inc. John Zimmer Executive Vice President & Chief Financial Officer 614-870-5604 Investor Relations Contact: Three Part Advisors, LLC Sandy Martin or Steven Hooser 214-616-2207